SCHEDULE 13G

Exhibit I

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Sumo Logic, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 11th day of February, 2022.

GREYLOCK XIII GP LLC

By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Member

By:	/s/ William W. Helman
William W. Helman, Managing Member

By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Managing Member

By:	/s/ David Sze
David Sze, Managing Member

GREYLOCK XIII LIMITED PARTNERSHIP

By:	Greylock XIII GP LLC
General Partner

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Member

	By:	/s/ William W. Helman
William W. Helman, Managing Member

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Managing Member

	By:	/s/ David Sze
David Sze, Managing Member

GREYLOCK XIII-A LIMITED PARTNERSHIP

By:	Greylock XIII GP LLC
General Partner

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Member

	By:	/s/ William W. Helman
William W. Helman, Managing Member

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Managing Member

	By:	/s/ David Sze
David Sze, Managing Member

/s/ William W. Helman
William W. Helman

/s/ Aneel Bhusri
Aneel Bhusri

/s/ Donald A. Sullivan
Donald A. Sullivan

/s/ David Sze
David Sze